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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of (i) our reports dated January 19, 2001, relating to the consolidated financial statements, selected consolidated financial data and the financial statement schedule of The Goldman Sachs Group, Inc. and Subsidiaries (the "Company"), which reports are included or incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended November 24, 2000, (ii) our report dated January 12, 2001, relating to the consolidated financial statements of SLK LLC and Subsidiaries as of and for the year ended September 30, 1999, which report is included in the Current Report on Form 8-K/A of the Company dated January 16, 2001 and (iii) our report dated January 26, 2001, relating to the consolidated financial statements of SLK LLC and Subsidiaries as of and for the year ended September 30, 2000, which report is included in the Current Report on Form 8-K/A of the Company dated February 16, 2001. We also consent to the references to our firm under the caption "Experts".



/s/ PricewaterhouseCoopers LLP
New York, New York
December 21, 2001